CODE OF ETHICS

                                WT MUTUAL FUND

                                   MAY 2011

PREAMBLE

          This Code of Ethics (hereinafter sometimes referred to as this "Code") has been adopted by the Boards of Trustees of:

                  o WT Mutual Fund (the "Trust" or "Funds") on behalf of each Portfolio of the Trust listed on APPENDIX "B" hereto; and

in accordance with the requirements of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Rule requires the "Trust" to adopt a written code of ethics containing provisions reasonably necessary to prevent ACCESS PERSONS (as defined below) from engaging in any conduct prohibited by paragraph (b) of the Rule, and to use reasonable diligence to prevent violations of this Code.

          Violations of sub-paragraph (b) of the Rule may constitute grounds for the imposition of significant administrative and civil injunctive, as well as criminal, sanctions by the U.S. Securities and Exchange Commission (the "SEC") or the federal courts. In addition, the Fund may impose internal sanctions for violations of this Code. ALL PERSONS THAT ARE OR THAT ARE ABOUT TO BECOME COVERED BY THIS CODE ARE EXPECTED TO BE FAMILIAR WITH THE PROSCRIPTIONS OF THIS RULE. To that end, a summary of Rule 17j-1(b) is included as APPENDIX "A" to this Code.

          Set forth below is the Code of Ethics adopted by the Fund in compliance with the Rule. This Code of Ethics is based upon the principle that the trustees and officers of the Fund and certain affiliated persons of the Fund and any investment adviser to the Fund owe a fiduciary duty to, among others, the shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of such shareholders ; (ii) taking inappropriate advantage of their position with the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. The Board of Trustees of the Fund expect that certain additional provisions consistent with the foregoing principle will be incorporated into investment advisers' codes of ethics, as appropriate, including pre-clearance procedures, blackout periods, bans on short-term trading, gifts guidelines, and limitations or prohibitions on investment personnel service as directors of public companies.

1. DEFINITIONS

         (a) "ACCESS PERSON" means any director, trustee, officer, ADVISORY PERSON, or INVESTMENT

  PERSONNEL of the Fund.

         (b)      "ADVISORY PERSON" means:

                  (i) any employee of the Fund, any affiliated broker/dealer or investment adviser to the Fund who, in connection with his or her regular functions or duties, makes,


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                           participates in, or obtains information regarding
                           the purchase or sale of COVERED SECURITIES by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

 (ii) any natural person in a control relationship to the Fund, or investment adviser to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of COVERED SECURITIES by the Fund.

(c) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when an instruction to purchase or sell the security has been made and communicated to the trading desk, which includes a pending "buy" or "sell" order with respect to a security for the Fund . In addition, as to any person, a security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" if such person is considering giving an instruction to purchase or sell the security or is aware that any other person is considering giving an instruction to purchase or sell the security for the Fund.

(d) "AUTOMATIC INVESTMENT PLAN" MEANS:

 (I) a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a 401k or dividend reinvestment plan.

(e) "BENEFICIAL OWNERSHIP" for purposes of this Code, shall be interpreted in a manner consistent with the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

                  (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

                  (ii) securities held in the name of a member of his or her immediate family (spouse, minor child and adults) sharing the same household;

                  (iii) securities held by a trustee, executor, administrator, custodian or broker (Note, accounts are reportable even if an access person does not derive an economic benefit from such account or accounts);

                  (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

                  (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

                  (vi) securities recently purchased by a person and awaiting transfer into his or her name.

(f) "COMPLIANCE DESIGNEES" means a persons designated and appointed by the Board of Trustees of the Fund, who is authorized and appointed by the Fund to perform, or


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procure the performance of, the various responsibilities assigned to such
Compliance Designees by this Code of Ethics. The Compliance Designees for each of the investment advisers is set forth on APPENDIX "C".

(g) "CONTROL" has the same meaning as in Section 2(a)(9) of the 1940 Act.

(h) *"COVERED SECURITY" means any Security defined under Section 2(a)(36) of the 1940 Act (see (q) below), including for the purposes of this Code of Ethics, iShares, ETFs, and ETNs except that the following types of securities are generally exempt from trading restrictions under this Code:

                  (i)      direct obligations of the Government of the United
                           States;

                  (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

                  (iii) shares issued by open-end investment companies registered under the 1940 Act

 * THE DEFINITION INCLUDED IN SECTION 2(A) (36) OF THE 1940 ACT (THE "ACT") INCLUDES


  PRIVATE PLACEMENTS SUCH AS WILMINGTON, CAMDEN, AND GUIDANCE PRIVATE FUNDS.

(i) "EQUIVALENT SECURITY" shall include any option to purchase or sell, and any security convertible into or exchangeable for such Covered Security.

(j) "EXCHANGE-TRADED FUNDS (ETFS)" include shares of open-end mutual funds and units of unit investment trusts (UITs). Shares of several other products are sometimes referred to as ETFs although they are not actually shares of registered investment companies due to their lack of qualification for registration under the Investment Company Act of 1940 or because they have no requirement to register. All of these securities trade in the open market over an exchange (hence the name exchange-traded fund), rather than being bought and sold by the investment company as redeemable securities.

(k) EXCHANGE-TRADED NOTES (ETNS)" An ETN is a security that combines the characteristics of bonds/commodities and exchange-traded funds (ETFs) except that an ETN is registered only under the Securities Act of 1933 (and not the Investment Company Act of 1940). Similar to ETFs, ETNs are traded on a major exchange (i.e. NYSE). However, investors can also hold the ETN until maturity. At that time the issuer will pay the investor an amount that would be equal to the bond or commodity principal amount (subject to the day's index factor).

(l) "INDEPENDENT TRUSTEE" means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19)(A) of the 1940 Act.

(m) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.


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(n) "INVESTMENT PERSONNEL" means:

                  (i) any employee of the Fund, or investment adviser to the Fund (or of any company in a control relationship to the Fund, or the investment adviser), who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of recommended securities by the Fund, and

                  (ii) any natural person who controls the Fund, or investment adviser to the Fund, who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

(o) "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506.

(p) "LIMITED PARTNERSHIP" means a commingled vehicle that is not publicly offered and is exempt from registration under the Securities Act of 1933 and Investment Act of 1940.

(q) "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security.

(r) "REPORTABLE FUND" means: (i) any fund for which the Adviser serves as an investment adviser (See attached APPENDIX "B") as defined in Section 2(a)(20) of the Investment Company Act of 1940; or (ii) any fund whose investment adviser or principa underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser. For purposes of this section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act; or
(iii) any EXCHANGE-TRADED FUND (ETFs) or EXCHANGE-TRADED NOTES (ETNS).



(s) "SECURITY" shall have the same meaning set forth under Section 2(a)(36) of the 1940 Act, generally defined as any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.


2. PROHIBITED TRANSACTIONS

 (a) No ACCESS PERSON shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 or the Adviser's code of ethics which such ACCESS PERSON may be subjected.

 (b) Except as otherwise provided, no ACCESS PERSON shall:


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(i) IN THE ABSENCE OF DULY DOCUMENTED PRE-CLEARANCE APPROVAL, purchase or sell, directly or indirectly, any COVERED SECURITY (or any Equivalent Security) with a market capitalization of under $10 billon, in which he or she has or by reason of such transaction acquires, any direct or indirect BENEFICIAL
OWNERSHIP and which at the time of such purchase or sale:

(A) is being considered for purchase or sale by a portfolio of the Fund with respect to which such ACCESS PERSON has access to information regarding the Fund's transactions, or

(B) is being purchased or sold by a portfolio of the Fund with respect to which such ACCESS PERSON has access to information regarding the Fund's transactions;

(ii) disclose to other persons the securities activities engaged in or contemplated for the various portfolios of the Fund; and

(iii) trade on or communicate material non-public information, or "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise.


(c) No ADVISORY PERSON, TRADING or INVESTMENT PERSONNEL shall acquire directly or indirectly any BENEFICIAL OWNERSHIP in an INITIAL PUBLIC OFFERING.

(d) No ADVISORY PERSON, TRADING OR INVESTMENT PERSONNEL may acquire directly or indirectly any BENEFICIAL OWNERSHIP in a (I) LIMITED OFFERING OR (II) LIMITED PARTNERSHIP WITHOUT FIRST SEEKING PRE-APPROVAL FROM THE APPROPRIATE COMPLIANCE PERSONNEL.


3. EXEMPTED TRANSACTIONS

The prohibitions of Sections 2(b) and 2(c) of the Code shall not apply to:

(a) purchases or sales effected in any account over which the ACCESS PERSON has no direct or indirect influence or control;

(b) purchases or sales which are part of a systematic investment plan whereby assets are moved from one type of account to another, PROVIDED such accounts, together with the related security transactions, do not include COVERED SECURITIES. (Example: monthly transfers from a bank account to a mutual fund);

(c) purchases or sales of shares of any portfolio of the Fund;

(d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(e) purchases or sales of securities of any issuer with a market capitalization of at least $10 billion, with notice of such trade/trades execution sent the same day to the CCO.

(f) transactions effected pursuant to an automatic 401k Plan or automatic

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dividend reinvestment plan; *HOWEVER, ANY TRANSACTION THAT OVER-RIDES THE
PRE-SET SCHEDULE OR ALLOCATION OF INVESTMENTS IN A REPORTABLE FUND MUST BE DISCLOSED IN QUARTERLY REPORTS; and

          *AT THE REQUEST OF THE FUND'S CHIEF COMPLIANCE OFFICER, ALL RODNEY SQUARE MANAGEMENT CORPORATION (RSMC) EQUITY PORTFOLIO MANAGERS, ANALYSTS, IST MEMBERS, AND/OR TRADERS ARE OBLIGATED TO REFRAIN FROM INSTITUTING ACTIVITY IN THEIR WILMINGTON TRUST COMPANY 401K PLAN THREE (3) DAYS PRIOR TO ANY RSMC MANAGED MUTUAL FUND TRADES.

(g) non-affiliated mutual funds

(h) Wilmington Trust Company stock.

4. PAY-TO- PLAY

          RSMC prohibits Access Persons from making political contributions in order to obtain business (commonly known as "pay-to-play").

          The SEC adopted Rule 206(4)-5 under the Advisers Act to address "pay-to play" practices under which direct or indirect payments by investment advisers to state and local government officials are perceived to improperly influence the award of government investment business. The Rule prohibits an investment adviser from (i) providing advisory services for compensation to a government entity client for two years after the adviser or certain executives or employees make a contribution to certain elected officials or candidates;
(ii) providing direct or indirect payments to any third party that solicits government entities for advisory business unless this third party is a registered broker-dealer or investment adviser itself subject to "pay-to-play" restrictions; and (iii) soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the advisor is providing or seeking government business.

          RSMC Access and (Related) Persons are prohibited from contributing to the political campaigns of individuals that serve as board members or committee members for current or potential clients or individuals affiliated with such clients. This prohibition applies to individual contributions and to Political Action Committees ("PAC").

          RSMC Access and (Related) Persons will be limited as to the monetary amount of contributions per election. If the Access or Related Person is able to vote for a political candidate a contribution to a candidate of $350.00 or less per election may be made, and if not able to vote for a candidate, a contribution of $150.00 or less per election.

          Prior to making a contribution to a political campaign, it is the Access Person's responsibility to verify that RSMC does not manage the assets of an entity where the recipient may directly or indirectly influence plan decisions for the client. In order to prevent any conflicts of interest on behalf of our clients, pre-approval of political contributions must be obtained from Anna M. Bencrowsky, Chief Compliance Officer on in her absence from Marilyn Talman, Esq. Pre-approval is necessary due to the various stipulations currently in effect with the adoption "Pay-to-Play" Rule.

          Failure to adhere to various prohibitions within the Rule could trigger (subject to select exceptions) the immediate termination of an existing investment adviser contract, and prohibit the investment adviser from providing advisory services for compensation, either directly or through a pooled investment vehicle, to that government client/government entity for two years (the "time-out" period). This "time-out" period is triggered by a "contribution" to an "official" of a "government entity" and starts on the date of the contribution. An official includes an incumbent, candidate or

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successful candidate for elective office of a government entity if the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser.

          It is important to note that in addition to the SEC's Pay-to-Play Rule, some states, such as Pennsylvania, have their own Rule in place concerning this type of activity. If at any time you are unsure of your responsibility concerning political contributions please consult your Chief Compliance Officer, Anna M. Bencrowsky or Marilyn Talman, Esq.

5. DISSEMINATION OF RUMORS

          All access person are expressly prohibited from knowingly spreading as fact any rumor they know to be false concerning any company, or any purported market development, with the purpose and design to impact trading in or the price of that company's or any other company's securities, and from engaging in any other type of activity that constitutes illegal market manipulation. This prohibition includes the spreading of false rumors, or any other form of illegal market manipulation, via any media, including, but not limited to email, instant messages, text messages, blogs or chat rooms.

6. WHISTLEBLOWING

          The SEC adopted final rules to implement provisions of Section 21F of the Securities Exchange Act of 1934, which was added to the Act by Section 922 of the Dodd-Frank Act. As a matter of note, RSMC Whistelblowing Policies and Procedures are in place. Please refer to these Policies and Procedures for specific details.

7. SPECIAL EXEMPTIONS

          The Fund's COMPLIANCE DESIGNEES may grant exemptions from the personal trading restrictions in the Code, and that an exemption is appropriate to avoid injustice to the access person in the particular factual situation presented. Factors to be considered may include: the size and holding period of the access person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the access persons requested transaction, the amount and timing of client trading in the same or related security, and other relevant factors. Any access person wishing an exemption should submit a written or email request to the Chief Compliance Officer or in her absence John Kelley and/or Rex Macey, setting forth the pertinent facts and reasons why the access person believes that the exemption should be granted. Access persons are cautioned that exemptions are intended to be exceptions and will not routinely be approved.

8. COMPLIANCE PROCEDURES

 (a) INITIAL HOLDINGS REPORTS

All ACCESS PERSONS, except INDEPENDENT TRUSTEES, shall report to the appropriate COMPLIANCE DESIGNEE within 10 days of becoming an ACCESS PERSON. The holdings report must be current as of a date not more than 45 days prior to the individual's becoming an access person: (i) the title, number of shares and principal amount of each COVERED SECURITY and each REPORTABLE FUND in which the ACCESS PERSON had any direct or indirec BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON;


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 (ii) the name of any broker, dealer or bank ("financial institution") with whom the ACCESS PERSON maintained an account in which any securities were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; and

 (iii) the date that the report is submitted by the ACCESS PERSON.

(b) QUARTERLY SECURITIES TRANSACTIONS REPORTS


(i) Every ACCESS PERSON shall report to the appropriate COMPLIANCE DESIGNEE the information described below with respect to transactions in any COVERED SECURITY and REPORTABLE FUND in which such person has, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP in the security; PROVIDED, however, that an ACCESS PERSON shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

(ii) Each INDEPENDENT TRUSTEE need only report a transaction in a security if such Trustee, at the time of that transaction knew, or in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Fund or was being considered for purchase by the Fund.

(iii) Reports required under this Section shall be made not later than 30 days after the end of the calendar quarter. EVERY ACCESS PERSON SHALL BE REQUIRED TO SUBMIT A REPORT FOR ALL PERIODS, INCLUDING THOSE PERIODS IN WHICH NO SECURITIES TRANSACTIONS WERE EFFECTED.

(iv) For all ACCESS PERSONS other than INDEPENDENT TRUSTEES, a report shall be made on a form containing the following information:

With respect to any transaction during the quarter in a COVERED SECURITY and REPORTABLE FUND in which the ACCESS PERSON had any direct or indirect Beneficial Ownership:

(A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each COVERED SECURITY and each REPORTABLE FUND involved;

(B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(C) the price at which the transaction in the COVERED SECURITY and each REPORTABLE FUND was effected;

(D) the name of the financial institution with or through which the transaction was effected; and

(E) the date that the report is submitted by the ACCESS PERSON.

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With respect to any account established by the ACCESS PERSON in which any securities were held during the quarter for the direct or indirect benefit of the
ACCESS PERSON:

(F) the name of the financial institution with whom the ACCESS PERSON established the account;

(G) the date the account was established; and

(H) the date that the report is submitted by the ACCESS PERSON.


(v) For INDEPENDENT TRUSTEES with reportable transactions, a report shall be made on the form of Quarterly Securities Transactions Report attached hereto as SCHEDULE "A."


(c) ANNUAL HOLDINGS REPORTS

All ACCESS PERSONS, except INDEPENDENT TRUSTEES, shall report to the appropriate Compliance Designee.

All ACCESS PERSON must complete and submit to the appropriate COMPLIANCE DESIGNEE, an annual holdings report which is current to within 45 days of the date that the report is submitted. This report shall be due no later than the January 30 following the December 31 year-end, and shall disclose:

 (i) the title, number of shares and principal amount of each COVERED SECURITY and each REPORTABLE FUND in which the ACCESS PERSON has any direct or indirect

  BENEFICIAL OWNERSHIP;

 (ii) the name of any financial institution with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the

  ACCESS PERSON; and

 (iii) the date that the report is submitted by the ACCESS PERSON.

(d) STATEMENTS FROM FINANCIAL INSTITUTIONS

With the exception of the INDEPENDENT TRUSTEES, every ACCESS PERSON shall direct his or her financial institution to supply to the appropriate COMPLIANCE DESIGNEE, on a timely basis, duplicate copies of all periodic statements for all securities accounts.

If copies of periodic statements are not received within 30 days of the end of the reporting period, the ACCESS PERSON shall provide a written authorization to the appropriate COMPLIANCE DESIGNEE to obtain such statements directly from the ACCESS PERSON'S financial institution.

(e) NOTIFICATION OF REPORTING OBLIGATION

The COMPLIANCE DESIGNEE shall notify each identified ACCESS PERSON that he or she is subject to these reporting requirements and shall deliver a copy of the current Code of Ethics, and any subsequent amendments thereto, to each ACCESS PERSON.

(f) CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS


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 With the exception of the INDEPENDENT TRUSTEES, ACCESS PERSONS shall certify annually pursuant to the Annual Holdings Report that:

(i) they have read and understand this Code of Ethics and recognize that they are subject thereto;

(ii) they have complied with the requirements of this Code of Ethics;

(iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of this Code of Ethics; and

(iv) with respect to accounts that the ACCESS PERSON has represented that he or she has no direct or indirect influence or control, such ACCESS PERSON still has no direct or indirect influence or control over such accounts.


(g) CONFLICT OF INTEREST

 Every ACCESS PERSON shall notify the appropriate COMPLIANCE DESIGNEE of any personal conflict of interest relationship that may involve the Fund, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Fund.

(h) REVIEW OF REPORTS

 The COMPLIANCE DESIGNEES or a designate listed on APPENDIX "C" with respect to the investment adviser shall review all holdings or transactions reports submitted by each of their ACCESS PERSONS, including periodic statements from financial institutions confirming personal securities transactions, to ensure that no trading has taken place in violation of the Rule or this Code of Ethics.

(i) BENEFICIAL OWNERSHIP

 Any form of report required pursuant to this Section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect BENEFICIAL OWNERSHIP in any COVERED SECURITY or REPORTABLE FUND to which the report relates.


9. ANNUAL REPORTING

The COMPLIANCE DESIGNEES shall furnish to the Board of Trustees of the Fund, and the Board of Trustees shall consider, annual reports relating to this Code of Ethics and the code of ethics adopted by the investment adviser or principal underwriter, as the case may be (the "Applicable Codes"). Such annual report shall:

(a) describe any issues arising under the Applicable Codes or procedures during the past year;

(b) summarize any material violations of the Applicable Codes or procedures, including sanctions imposed in response to such violations, during the past year;

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(c) identify any recommended changes in the existing restrictions or procedures based upon the experience of the Fund under the Applicable Codes, evolving industry practices or developments in applicable laws or regulations; and

(d) certify that the Fund, and the investment advisers or principal underwriter has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Applicable Codes.

10. REPORTING OF VIOLATIONS

 The COMPLIANCE DESIGNEES shall report ANY violation of this Code of Ethics, and ALL MATERIAL violations of any code of ethics adopted by an investment adviser to the Board's Regulatory Oversight Committee (ROC), which shall consider reports of such violations on a quarterly basis, unless a more timely review is deemed necessary, and shall determine the extent to which this Code of Ethics or the applicable code of ethics has been violated and what sanctions, if any, should be imposed.

11. SANCTIONS

 Any securities trade found to be executed in violation of this Code of Ethics or the Rule shall be unwound (if possible) or, in the alternative, all profits shall be disgorged (net of commissions but before any tax effect). Such disgorged profits shall be paid over to the affected Portfolio of the Fund, or in the event the Fund is not unaffected by the trade, such disgorged profits shall be donated to a recognized charity.

 Upon determination that a material violation of this Code of Ethics has occurred, sanctions may be deemed appropriate, including, among other things, a letter of censure or suspension or termination of the violator.

12. RETENTION OF RECORDS

 As required under Rule 17j-1, the Fund shall maintain this Code of Ethics; a list of all persons required to make reports hereunder from time to time; a copy of each report made by an ACCESS PERSON hereunder; a list of all persons responsible for reviewing the reports required hereunder; a record of any decision, including the reasons supporting the decision, to approve the acquisition by an ADVISORY PERSON or INVESTMENT PERSONNEL of any COVERED SECURITY, LIMITED OFFERING OR LIMITED PARTNERSHIP; each memorandum made by the COMPLIANCE DESIGNEES hereunder; and a record of any violation hereof, including any action taken as a result of such violation.

13. AMENDMENTS

 This Code shall be amended from time to time, as changing regulations warrant, as operational procedures are enhanced, or to reflect non-material updates. Should reported transaction activity of ACCESS PERSONS indicate trends that could pose a potential risk to achieving full compliance with the Rule, additional trading restrictions may be implemented under this Code of Ethics.


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14. ADOPTION AND APPROVAL

The Board of Trustees of the Fund, including a majority of the INDEPENDENT TRUSTEES of the Board, shall approve this Code of Ethics with respect to the Trust, including any material changes to this Code.

  ADOPTED AS OF JULY 1, 2005 AND RATIFIED AND CONFIRMED ON SEPTEMBER 1, 2005 REVISED DECEMBER 2006, NOVEMBER 2007, DECEMBER 2008, APRIL 2009, APRIL 2010,
                            DECEMBER 2010, MAY 2011

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

                                                                   APPENDIX "A"

                           SUMMARY OF RULE 17J-1(B)

IT IS UNLAWFUL FOR: any affiliated person of, or principal underwriter for, a registered investment company ("Fund"), or

[] any affiliated person of an investment adviser of, or of a principal underwriter for, a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired (see definition below) by the Fund:

1. to employ any device, scheme or artifice to defraud the Fund;

2. to make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

3. to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

4. to engage in any manipulative practice with respect to the Fund.

NOTE:

For purposes of Rule 17j-1, a "security held or to be acquired" by a Fund means:

(i) any COVERED SECURITY within the meaning of the Rule (see the definition of the term "Covered Security" in this Code) which, within the most recent 15 days:

         o        is or has been held by the Fund; or

         o is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

(ii) any option to purchase or sell, and any security convertible into or exchangeable for, a
COVERED SECURITY.

                                                                   APPENDIX "B"

WT MUTUAL FUND PORTFOLIOS
AS OF MAY 2011

RODNEY SQUARE MANAGEMENT CORPORATION ("RSMC")-ADVISED PORTFOLIOS:

Prime Money Market Fund

                       U. S. Government Money Market Fund
                          Tax-Exempt Money Market Fund
                       Short/Intermediate-Term Bond Fund
                            Broad Market Bond Fund
                              Municipal Bond Fund
                       Aggressive Asset Allocation Fund
                      Conservative Asset Allocation Fund
                            Large-Cap Strategy Fund
                            Small-Cap Strategy Fund

RSMC-ADVISED PORTFOLIOS WITH MULTIPLE SUB-ADVISERS:

                        Multi-Manager International Fund
                         Multi-Manager Real Asset Fund


                                                                                    APPENDIX "C"
------------------ ------------------------ ------------------- ---------------------------------
                                      COMPLIANCE DESIGNEES
                                            AND
                   DESIGNATED PERSONS TO SOLICIT AND REVIEW
                                     CODE OF ETHICS REPORTS
                                                 AS OF MAY 2011
------------------ -------------------------------------------- ---------------------------------
RSMC
------------------ ------------------------ ------------------- ---------------------------------
                                                    PHONE
           NAME                 POSITION(S)         NUMBER                           E:MAIL
------------------ ------------------------ ------------------- ---------------------------------
ANNA M.                WT MUTUAL FUND-         302.651.8512     ABENCROWSKY@WILMINGTONTRUST.COM
BENCROWSKY*            CHIEF COMPLIANCE
                       OFFICER
================== ======================== =================== =================================
STEVE LINDALE*         RSMC-SENIOR             302.651.1112     SLINDALE@WILMINGTONTRUST.COM
                       COMPLIANCE
                       ADMINISTRATOR
------------------ ------------------------ ------------------- ---------------------------------
JOHN J. KELLEY*        WT MUTUAL FUND-         302.651.8392     JKELLEY@WILMINGTONTRUST.COM
                       PRESIDENT & CEO
------------------ ------------------------ ------------------- ---------------------------------
PROFESSIONAL FUNDS DISTRIBUTOR
------------------------------------------- ------------------- ---------------------------------
                                                    PHONE
           NAME                 POSITION(S)         NUMBER                           E:MAIL
------------------ ------------------------ ------------------- ---------------------------------
                       PFD-CHIEF COMPLIANCE
PHILIP RINANDER*       OFFICER                 610.382.8078     PHILIP.RINANDER.NONEMPLOYEE@PFPC.
                                                                COM
------------------ ------------------------ ------------------- ---------------------------------
JENNIFER DIVALERIO     PFD-VICE PRESIDENT      610.382.8078     JENNIFER.DIVALERIO.NONEMPLOYEE@
                                                                PFPC.COM
------------------ ------------------------ ------------------- ---------------------------------

* COMPLIANCE DESIGNEE

                                                                   SCHEDULE "A"

                                WT MUTUAL FUND

                   QUARTERLY SECURITIES TRANSACTIONS REPORT
                        * FOR INDEPENDENT TRUSTEES ONLY

                 For the Calendar Quarter Ended:______________

To the Chief Compliance Officer:

          During the quarter referred to above, in compliance with the required reporting pursuant to the Code of Ethics (the "Code") adopted by the WT Mutual Fund (the "Trust"), I have reviewed all transactions that were effected by me or on my behalf, with respect to whether I had knowledge at the time of each transaction or, in the ordinary course of fulfilling my official duties as an Independent Trustee, should have known that:

(i) during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold by the Trust, or

(ii) was being considered for purchase by the Trust or by the Investment Adviser on behalf of the Trust.

Accordingly, I hereby certify that:

[] I had no such reportable transactions; or

[] I have included all reportable transactions below, which includes any 401k transaction/transactions that caused an over-ride to the pre-set schedule or allocation of investments in A REPORTABLE FUND, as required by the Code of
                                    Ethics.

TITLE/NAME                                         PRINCIPAL                  FINANCIAL
&FULL                                  NUMBER      AMOUNT OF     PRICE AT     INSTITUTION
DESCRIPTION                    BUY,    OF SHARES   TRANSACTION   WHICH        THROUGH
OF SECURITY          DATE OF   SELL,  (FOR EQUITY  (FOR DEBT     TRANSACTION  WHICH
INCLUDE INTEREST   TRANSACTION OTHER   SECURITIES)  SECURITIES)  WAS  TRADE   WAS
RATE AND                                                         EFFECTED     EFFECTED
MATURITY DATE FOR
DEBT SECURITIES.
(PLEASE DO NOT
INCLUDE TICKER
SYMBOLS.)
----------------- ----------- ------ ------------ --------------- ----------- -----------

          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect BENEFICIAL OWNERSHIP in the securities listed above.

          Except as noted above, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust, or any of its respective Portfolios.

Date: ______________________________            Signature: _____________________


Print Name:_________________________



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